Exhibit 10.2

SECURITIES ISSUANCE AGREEMENT

THIS SECURITIES ISSUANCE AGREEMENT (the “Agreement”), dated as of January 13, 2015, by and among ZIOPHARM Oncology, Inc., a Delaware corporation (the “Issuer”), the University of Texas System Board of Regents on behalf of The University of Texas M.D. Anderson Cancer Center, an agency of the State of Texas (“MD Anderson”). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 1.4.

RECITALS

A. Concurrently with the execution of this Agreement, the Issuer and Intrexon Corporation, a Virginia corporation (“Intrexon” and together with the Issuer, the “Licensees”), are entering into a License Agreement with the Board of Regents (the “Board”) of the University of Texas System, on behalf of MD Anderson (the “License Agreement”), pursuant to which the Board, on behalf of MD Anderson, is licensing the rights to certain technology (the “License”) to the Licensees.

B. In partial consideration of the License under the License Agreement, each Licensee has agreed to issue and sell to MD Anderson certain shares of such Licensee’s common stock.

C. The Issuer and MD Anderson are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Issuer and MD Anderson agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 Authorization of Sale of Shares.

(a) Issuer Shares. Subject to the terms and conditions of this Agreement, the Issuer shall issue to MD Anderson Ten Million, One Hundred Twenty-four Thousand, Five Hundred Sixty-One (10,124,561) shares of Issuer Common Stock (the “Issuer Shares”).

(b) Capital Adjustments. If after the date hereof, but prior to the date the Issuer Shares have been issued to MD Anderson in accordance with Section 1.3(a): (i) the outstanding shares of Issuer Common Stock shall be subdivided or split into a greater number of shares or a dividend in Issuer Common Stock shall be paid in respect of Issuer Common Stock or (ii) the outstanding shares of Issuer Common Stock are combined, then all share quantities in this

Agreement not yet issued shall be appropriately adjusted to reflect such stock split, stock dividend or conjunction. If after the date hereof, but prior to the date the Issuer Shares have been issued to MD Anderson in accordance with Section 1.3(a): (i) the Issuer shall pay a dividend in securities of the Issuer (other than in Issuer Common Stock) or of other property (including cash) on Issuer Common Stock, or (ii) there shall occur any merger, consolidation, capital reorganization or reclassification in which Issuer Common Stock is converted or exchanged for securities, cash or other property, the class or series of stock constituting Issuer Common Stock for purposes of this Agreement, shall be appropriately adjusted to reflect such other dividend, merger, consolidation, capital reorganization or reclassification. After any event referenced in clauses (i) through (ii) of the immediately preceding sentence is consummated, if applicable, all references herein to Issuer Common Stock shall be deemed to refer to the capital stock or property (including cash) into or for which the Issuer Common Stock was converted or exchanged, with the necessary changes in detail.

1.2 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, (a) the Issuer shall issue and sell to MD Anderson, and MD Anderson shall purchase from the Issuer, the Issuer Shares. The closing of the issuance of the Issuer Shares to MD Anderson by the Issuer (the “Closing”) will occur, subject to the conditions set forth in Article V, within the time period specified in the License Agreement or on such other date as the Issuer and MD Anderson may agree upon (the “Closing Date”). The Closing shall take place at the offices of Cooley LLP, 500 Boylston Street, Boston, Massachusetts, 02116 or at such other place as the Issuer and MD Anderson may agree upon.

1.3 Closing Deliverables.

(a) Promptly following the Closing, the Issuer shall deliver to MD Anderson certificates representing the Issuer Shares purchased at the Closing, registered in the names of MD Anderson.

(b) At the Closing, the Issuer and MD Anderson shall execute and deliver the Registration Rights Agreement.

1.4 Defined Terms Used in This Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Issuer Common Stock” means the Issuer’s common stock, par value $0.001 per share.

“Issuer Covered Person” means, with respect to the Issuer as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“NASDAQ” means the NASDAQ Stock Market, LLC.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Registration Rights Agreement” means that certain Registration Rights Agreement of even date herewith, among the Issuer and MD Anderson, in the form of Exhibit A attached to this Agreement.

“Trading Day” means a NASDAQ trading day.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the License Agreement, and the schedules and exhibits attached hereto and thereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Subject to and except as set forth in the SEC Documents (as defined below) or on the Disclosure Schedule which is arranged in sections corresponding to the sub-section numbered provisions contained below in this Section, the Issuer hereby represents and warrants to MD Anderson as of the date hereof as follows:

2.1 Organization, Good Standing and Power. The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as described in the reports filed by the Issuer with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the Issuer’s 2013 fiscal year through the date hereof, including, without limitation, the Issuer’s most recent quarterly report on Form 10-Q. The Issuer does not have any subsidiaries. The Issuer is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any effect on the business, operations, properties or financial condition of the Issuer that is material and adverse to the Issuer, taken as a whole, and any condition, circumstance or situation that would prohibit the Issuer from entering into and performing any of its obligations hereunder.

2.2 Authorization; Enforcement. The Issuer has the requisite corporate power and authority to enter into and perform the Transaction Documents and to issue and sell the Issuer Shares to be issued by the Issuer in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Issuer and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Issuer, its board of directors or stockholders is required. When executed and delivered by the Issuer, this Agreement shall constitute a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application. The Issuer’s board of directors, at a meeting duly called and held, adopted resolutions approving the transactions contemplated hereby, including the issuance of the Issuer Shares to be issued by the Issuer pursuant to this Agreement.

2.3 Issuance of Issuer Shares. The Issuer Shares to be issued and sold by the Issuer hereunder have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. In addition, the Issuer Shares will be free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created by, or imposed by, the Issuer (collectively, “Encumbrances”) and rights of refusal of any kind imposed by the Issuer (other than restrictions on transfer under applicable securities laws) and the holder of the Issuer Shares shall be entitled to all rights accorded to a holder of Issuer Common Stock.

2.4 No Conflicts; Governmental Approvals. The execution, delivery and performance of the Transaction Documents by the Issuer and the consummation by the Issuer of the transactions contemplated hereby do not and will not (i) violate any provision of the Issuer’s certificate of incorporation or bylaws as currently in effect, (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Issuer is a party or by which the Issuer’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Issuer or by which any property or asset of the Issuer is bound or affected. The Issuer is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Issuer Shares to be issued by the Issuer in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Issuer under applicable state and federal securities laws, rules or regulations prior to or subsequent to the Closing).

2.5 Capitalization. The issued and outstanding shares of capital stock of the Issuer have been validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights. The Issuer has an authorized, issued and outstanding capitalization as set forth in the Issuer’s most recent annual report on Form 10-K or quarterly report on Form 10-Q (other than the grant of additional awards under the Issuer’s equity incentive plans or changes in the number of outstanding shares of Issuer Common Stock due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible or exchangeable into, shares of Issuer Common Stock outstanding). Except as disclosed in the Issuer’s most recent annual report on Form 10-K or quarterly report on Form 10-Q, the Issuer does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities (other than the grant of additional awards under the Issuer’s equity incentive plans).

2.6 SEC Documents, Financial Statements. The Issuer represents and warrants that as of the date hereof, the Issuer Common Stock is registered pursuant to Section 12(b) of the Exchange Act. Since January 1, 2013, the Issuer has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). At the times of their respective filing, all such reports, schedules, forms, statements and other documents of the Issuer complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. At the times of their respective filings, such reports, schedules, forms, statements and other documents of the Issuer did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the Issuer meets the “Registrant Requirements” for eligibility to use Form S-3 set forth in General Instruction I.A to Form S-3. As of their respective dates, the financial statements of the Issuer included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Issuer as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.7 Accountants. The Issuer represents and warrants that McGladrey LLP, whose report on the financial statements of the Issuer is filed with the Commission in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2013, was, at the time such report was issued, an independent registered public accounting firm as required by the Securities Act. Except as described in the SEC Documents and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Issuer’s knowledge, McGladrey LLP has not engaged in any non-audit services prohibited by subsection (g) of Section 10A of the Exchange Act on behalf of the Issuer.

2.8 Internal Controls. The Issuer has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.9 Disclosure Controls. The Issuer has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors with respect to the Issuer that could significantly affect the Issuer’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Issuer is in compliance in all material respects with all provisions currently in effect and applicable to the Issuer of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

2.10 No Material Adverse Change. Except as disclosed in the SEC Documents, since December 31, 2013, the Issuer has not (i) experienced or suffered any Material Adverse Effect, (ii) incurred any material liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Issuer’s business or (iii) declared, made or paid any dividend or distribution of any kind on its capital stock.

2.11 No Undisclosed Events or Circumstances. Except as disclosed in the SEC Documents, since December 31, 2013, except for the consummation of the transactions contemplated herein, to the Issuer’s knowledge, no event or circumstance has occurred or exists with respect to the Issuer or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Issuer but which has not been so publicly announced or disclosed.

2.12 Litigation. Except as disclosed in the SEC Documents, no action, suit, proceeding or investigation is currently pending or, to the knowledge of the Issuer, has been threatened in writing against the Issuer that: (i) concerns or questions the validity of this Agreement; (ii) concerns or questions the right or authority of the Issuer to enter into the Transaction Documents and to perform its obligations thereunder; or (iii) is reasonably likely to have a Material Adverse Effect. The Issuer is neither a party to nor subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Issuer currently pending or that the Issuer intends to initiate that would have a Material Adverse Effect.

2.13 Compliance. The Issuer (i) is not in violation of any provision of the Issuer’s certificate of incorporation or bylaws as currently in effect, (ii) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Issuer under), nor has the Issuer received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (iii) is not in violation of any order of any court, arbitrator or governmental body, or (iii)is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case (other than with respect to clause (i) above) for such defaults or violations as would not have a Material Adverse Effect.

2.14 Listing and Maintenance Requirements. The Issuer is in compliance with the requirements of the NASDAQ for continued listing of the Issuer Common Stock thereon and the Issuer has not received any notification that, and has no knowledge that the NASDAQ is contemplating terminating such listing. The issuance and sale of the Issuer Shares hereunder does not contravene the rules and regulations of the NASDAQ in any material respect.

2.15 Investment Company Act. The Issuer is not and, after giving effect to the offering and sale of the Issuer Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940.

2.16 Private Placement. Neither the Issuer nor its Affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Issuer Shares hereunder, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the sale and issuance by the Issuer of the Issuer Shares under the Securities Act or (iii) has issued any shares of Issuer Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Issuer Common Stock which would be integrated with the sale of the Issuer Shares to MD Anderson for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Issuer are listed or designated, nor will the Issuer or any of its Affiliates take any action or steps that would require registration of any of the Issuer Shares under the Securities Act or cause the offering of the Issuer Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of MD Anderson, the offer and sale of the Issuer Shares to be issued by the Issuer to MD Anderson pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

2.17 No Manipulation of Stock. The Issuer has not taken and will not, in violation of applicable law, take, any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Issuer Common Stock.

2.18 Brokers. Neither the Issuer nor any of the officers, directors or employees of the Issuer has employed any broker or finder in connection with the transaction contemplated by this Agreement.

2.19 OFAC. Neither the Issuer nor, to the Issuer’s knowledge, any director, officer, agent, employee, Affiliate or person acting on behalf of the Issuer, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

2.20 Reliance. The Issuer understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by MD Anderson.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF MD ANDERSON

MD Anderson hereby represents, warrants and covenants to the Issuer as follows:

3.1 Authorization and Power. MD Anderson has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Issuer Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by MD Anderson and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of MD Anderson or its board of regents, board of directors, stockholders or other governing body is required. When executed and delivered by MD Anderson, this Agreement shall constitute a valid and binding obligation of MD Anderson, enforceable against MD Anderson in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.2 No Conflict. The execution, delivery and performance of the Transaction Documents by MD Anderson and the consummation by MD Anderson of the transactions contemplated hereby do not and will not (i) violate any provision of MD Anderson’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which MD Anderson is a party or by which MD Anderson’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to MD Anderson or by which any property or asset of MD Anderson are bound or affected, except, in all cases, other than violations (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect MD Anderson’s ability to perform its obligations under this Agreement.

3.3 Purchaser Sophistication; Accredited Investor. MD Anderson (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Issuer Shares, including investments in securities issued by the Issuer and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Issuer Shares; (b) in connection with its decision to purchase the Issuer Shares, relied only upon the SEC Documents, other publicly available information, and the representations and warranties of the Issuer contained herein; (c) is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act; (d) is acquiring the Issuer Shares for its own account for investment only and with no present intention of distributing any of the Issuer Shares or any arrangement or understanding with any other persons regarding the distribution of the Issuer Shares; (e) has not been organized, reorganized or recapitalized specifically for the purpose of investing in the

Issuer Shares; (f) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Issuer Shares except in compliance with the Securities Act and applicable state securities laws; (g) understands that the Issuer Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that the Issuer is relying upon the truth and accuracy of, and MD Anderson’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of MD Anderson set forth herein in order to determine the availability of such exemptions and the eligibility of MD Anderson to acquire the Issuer Shares; (h) understands that its investment in the Issuer Shares involves a significant degree of risk, including a risk of total loss of MD Anderson’s investment (provided that such acknowledgment in no way diminishes the representations, warranties and covenants made by the Issuer hereunder); and (i) understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Issuer Shares.

3.4 Principal Office. MD Anderson maintains its principal executive office in Houston, Texas.

3.5 Restricted Shares. MD Anderson acknowledges that the Issuer Shares are restricted securities and must be held indefinitely unless subsequently registered under the Securities Act or (if the Issuer is not selling the Issuer Shares pursuant to Rule 144 promulgated under the Securities Act) the Issuer receives an opinion of counsel reasonably satisfactory to the Issuer that such registration is not required. MD Anderson is aware of the provisions of Rule 144 promulgated under the Securities Act which provide a safe harbor for the limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions (if applicable), including, among other things, the existence of a public market for the stock, the availability of certain current public information about the Issuer, the resale occurring after certain holding periods have been met, the sale being conducted through a “broker’s transaction” or a transaction directly with a “market maker” and the number of shares of the stock being sold during any three-month period not exceeding specified limitations. MD Anderson further acknowledges and understands that the Issuer may not be satisfying the current public information requirement of Rule 144 at the time MD Anderson wishes to sell the Issuer Shares and, if so, MD Anderson may be precluded from selling the Issuer Shares under Rule 144 even if the required holding period has been satisfied.

3.6 Ownership of Capital Stock. As of the date hereof, excluding the Issuer Shares, MD Anderson and its Affiliates beneficially own no shares of capital stock of the Issuer.

3.7 Stock Legends. MD Anderson acknowledges that certificates evidencing the Issuer Shares shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT

BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

3.8 No Legal, Tax or Investment Advice. MD Anderson understands that nothing in this Agreement or any other materials presented by or on behalf of the Issuer to MD Anderson in connection with the purchase of the Issuer Shares constitutes legal, tax or investment advice. MD Anderson has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Issuer Shares.

3.9 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Issuer or MD Anderson for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of MD Anderson.

3.10 Regulation M. MD Anderson is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Issuer Common Stock and other activities with respect to Issuer Common Stock.

ARTICLE IV

COVENANTS OF THE PARTIES

4.1 Lockup.

(a) Agreement to Lock-Up. MD Anderson hereby agrees that it will not, without the prior written consent of the Issuer during the period commencing on the Closing Date and ending on the date that is one hundred twenty (120) days after the Closing Date (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Issuer Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Issuer Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Issuer Common Stock or other securities, in cash or otherwise; provided, that this Section 4.1 shall not apply to any transfer of Issuer Shares by MD Anderson to its Affiliates, provided that as a condition of such transfer, such Affiliate agrees in writing to be bound by the provisions of this Section 4.1 to the same extent as MD Anderson.

(b) Stop Transfer Instructions. In order to enforce the foregoing covenant, the Issuer may impose stop-transfer instructions with respect to the shares of Issuer Common Stock of MD Anderson (and transferees and assignees thereof) until the end of such restricted period.

4.2 Further Transfers. Without in any way limiting the provisions of Section 4.1, MD Anderson covenants that the Issuer Shares will only be sold, offered for sale, pledged, loaned, or otherwise disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Issuer Shares other than pursuant to an effective registration statement or Rule 144, the Issuer may require MD Anderson to provide to the Issuer an opinion of counsel selected by MD Anderson, the form and substance of which opinion shall be reasonably satisfactory to the Issuer, to the effect that such transfer does not require registration under the Securities Act.

4.3 Furnishing of Information. In order to enable MD Anderson to sell the Issuer Shares under Rule 144, until the date that the Issuer Shares cease to be Registrable Securities (as defined in the Registration Rights Agreement) (and for no less than 12 months from the Closing), the Issuer shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Issuer after the date hereof pursuant to the Exchange Act. If, during such period, the Issuer is not required to file reports pursuant to the Exchange Act, it shall use its commercially reasonable efforts to prepare and furnish to MD Anderson and make publicly available in accordance with Rule 144(c) such information as is required for MD Anderson to sell the Issuer Shares under Rule 144.

4.4 No Integration. The Issuer shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Issuer shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Issuer Shares pursuant to this Agreement in a manner that would require the registration under the Securities Act of the sale of the Issuer Shares to MD Anderson, or that will be integrated with the offer or sale of the Issuer Shares pursuant to this Agreement for purposes of the rules and regulations of the NASDAQ such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

ARTICLE V

CONDITIONS TO CLOSING

5.1 Conditions Precedent to the Obligations of MD Anderson. The obligation of MD Anderson to acquire the Issuer Shares at the Closing is subject to the satisfaction or waiver by MD Anderson, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Issuer contained in Article II shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date.

(b) Performance. The Issuer shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Issuer on or before the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Listing of Additional Shares. The Issuer shall have submitted a Listing of Additional Shares Notification with the NASDAQ covering all of the Issuer Shares.

(e) License Agreement. Each Licensee shall have executed and delivered the License Agreement, and the License Agreement shall be in full force and effect.

(f) Registration Rights Agreement. The Issuer shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

5.2 Conditions Precedent to the Obligations of the Issuer. The obligation of the Issuer to issue the Issuer Shares at the Closing is subject to the satisfaction or waiver by the Issuer, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of MD Anderson contained in Article III shall be true and correct in all respects as of the Closing.

(b) Performance. MD Anderson shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by MD Anderson at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents

(d) “Bad Actor” Certifications. The Issuer and each Issuer Covered Person shall have provided to the Issuer a properly completed and executed questionnaire in the form of Exhibit B hereto prior to the date hereof and on or prior to the Closing Date no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Issuer or, to the Issuer’s knowledge, the Issuer Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

(e) License Agreement. MD Anderson shall have executed and delivered the License Agreement, and the License Agreement shall be in full force and effect.

(f) Registration Rights Agreement. MD Anderson shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

(g) Intrexon Documentation. MD Anderson shall deliver evidence satisfactory to the Issuer that Intrexon has executed and delivered a securities issuance agreement and registration rights agreement in form and substance reasonably satisfactory to the Issuer.

ARTICLE VI

MISCELLANEOUS

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Issuer and MD Anderson contained in or made pursuant to this Agreement (a) shall survive the execution and delivery of this Agreement and the Closing for a period of three (3) years after the Closing; provided, however, notwithstanding the foregoing, the representations and warranties of the Issuer set forth in Sections 2.1, 2.2 and 2.3 shall survive the execution and delivery of this Agreement and the Closing indefinitely; and (b) shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of MD Anderson or the Issuer.

6.2 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Issuer agrees to indemnify and to hold harmless MD Anderson from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Issuer or any of its officers, employees or representatives is responsible. MD Anderson, severally, agrees to indemnify and hold harmless the Issuer from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which MD Anderson or any of its officers, employees or representatives is responsible.

6.3 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.4 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 4:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 4:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth below, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person:

If to the Issuer:	ZIOPHARM Oncology, Inc.
1 First Avenue
Parris Building, #34
Boston, MA 02129
Attention: Chief Executive Officer
Email: cbelbel@ziopharm.com
Fax No.: 617.778.0420

with copies (which copies	Cooley LLP
shall not constitute notice	500 Boylston Street
to the Issuer) to:	Boston, MA 02116
Attention: Marc Recht
Email: mrecht@cooley.com
Fax No.: 617.937.2400

If to MD Anderson

University of Texas System Board of Regents on behalf of The University of Texas M.D. Anderson Cancer Center

Legal Services-Unit 1674

P.O. Box 301407

Houston, Texas 77230-1407

Attention: Legal Services

And

Legal Services-1MC11.3433

The University of Texas M. D. Anderson Cancer Center

7007 Bertner Avenue

Houston, Texas 77030-3907

Attention: Legal Services

6.6 Amendments; Waivers. This Agreement and any term hereof may be amended, terminated or waived only with the written consent of the Issuer and MD Anderson. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Issuer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of MD Anderson; provided, however, that no such consent shall be required in connection with any assignment (i) occurring by operation of law in connection with any merger or consolidation to which the Issuer is a party, (ii) in connection with the acquisition of all or substantially all of the assets of the Issuer or (iii) any other similar business combination transaction involving the Issuer. MD Anderson may assign its rights under this Agreement only to a Person to whom MD Anderson assigns or transfers all Issuer Shares held by MD Anderson; provided, that (i) following such transfer or assignment, the further disposition of the Issuer Shares by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (ii) as a condition of such transfer, such transferee agrees in writing to be bound by all of the terms and conditions of this Agreement as a party hereto and (iii) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

6.9 Persons Entitled to Benefit of Agreement. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.10 State Agency Limitations. MD Anderson is an agency of the State of Texas and under the Constitution and laws of the State of Texas possesses certain rights and privileges, is subject to certain limitations and restrictions, and only has such authority as is granted to it under the Constitution and laws of the State of Texas. Notwithstanding any provision hereof, nothing in this Agreement is intended to be, nor will it be construed to be, a waiver of the sovereign immunity of the State of Texas or a prospective waiver or restriction of any of the rights, remedies, claims, and privileges of the State of Texas. Moreover, notwithstanding the generality or specificity of any provision hereof, the provisions of this agreement as they pertain to MD Anderson are enforceable only to the extent authorized by the Constitution and laws of the State of Texas.

6.11 Governing Law; Dispute Resolution. This Agreement will be governed by the laws of the State of Texas without regard to conflict of law principles. In the event of any dispute between the Issuer on the one hand, and MD Anderson on the other (a “Dispute”), the parties agree that such Dispute shall be first submitted for resolution for a period of ten (10) calendar days to designated senior officers of each of the parties who hold legal authority to resolve and settle such dispute. If any Dispute cannot be resolved and settled within such period, then to the extent authorized by the law governing the power and authority of each party, the parties agree to submit such Dispute to full and binding arbitration that will be undertaken and conducted under the auspices of the American Arbitration Association by a panel of three (3) arbitrators pursuant to that organization’s Commercial Arbitration Rules then in effect, as modified by and subject to the following terms:

(a) MD Anderson, on the one hand, and the Issuer, on the other, will each choose one arbitrator and those two arbitrators will select the third arbitrator.

(b) The fees and expenses of the arbitrators shall be borne in equal shares by the parties.

(c) Each party shall bear the fees and expenses of its legal representation in the arbitration.

(d) The arbitral tribunal shall not reallocate either the fees and expenses of the arbitrators or of the parties’ legal representation.

(e) The arbitration shall be held in Nashville, Tennessee, USA which shall be the seat of the arbitration.

(f) The arbitrators may not award, and no party may seek, indirect, incidental, consequential, punitive, exemplary, special, or enhanced damages, or prejudgment interest, or attorneys’ fees or costs, nor may the arbitrators apply any multiplier to any award of actual damages, except as may be required by statute.

(g) The arbitrators must issue a reasoned award, setting forth the arbitrators’ findings of fact and conclusions of law.

(h) The award of the arbitrators may be entered in any court of competent jurisdiction. The award rendered by the arbitrators shall be final and binding on the parties, except that the award is subject to limited judicial review and vacatur for the following reasons only: (i) the award was procured by corruption, fraud, or undue means, (ii) the award was tainted by evidence of partiality or corruption by any of the arbitrators, (iii) the award was tainted by misconduct by any of the arbitrators, (iv) the arbitrators exceeded their powers, and/or (v) the award evidences a manifest disregard of the law or is contrary to public policy. If the parties are unable to resolve a Dispute through binding arbitration, then any lawsuit pertaining to such Dispute that is brought by one party against another must be presented to and decided by a state or federal court in the home locale of the defendant party (that being Houston, Texas for MD Anderson and Boston, Massachusetts for the Issuer).

6.12 Counterparts; Execution. This Agreement may be executed in three (3) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.13 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible and (b) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Issuance Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE ISSUER:

ZIOPHARM ONCOLOGY, INC.

By:	/s/ Jonathan Lewis
Jonathan Lewis, M.D., Ph.D.
Chief Executive Officer

SIGNATURE PAGE TO SECURITIES ISSUANCE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Securities Issuance Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MD ANDERSON:

BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM
On behalf of The University of Texas M.D. Anderson Cancer Center

By:	/s/ Ronald A. DePinho, MD
Name:	Ronald A. DePinho, MD
Title:	President

SIGNATURE PAGE TO SECURITIES ISSUANCE AGREEMENT

Exhibit A

REGISTRATION RIGHTS AGREEMENT

[See Attached]

Exhibit B

“BAD ACTOR” QUESTIONNAIRE FORMS

ZIOPHARM ONCOLOGY, INC.

CONFIDENTIAL Rule 506 Disqualification Event Questionnaire (“Individual”)

COMPLETED ON BEHALF OF:

This questionnaire is being furnished to you to obtain information in connection with a potential offering (the “Offering”) of securities under Rule 506 of the Securities Act of 1933 (the “Securities Act”). As used in this questionnaire, “you” also refers to any entity on whose behalf you are responding.

Please review Exhibit A and confirm that you can make all of the statements on behalf of yourself, as well as any entity that you control, directly or indirectly. If you cannot make one or more of the statements, please contact us to provide details. If you have doubts regarding whether you can make all of the statements, please contact us.

By completing and signing this questionnaire, you also indicate: (i) your consent for Cooley LLP and its clients to rely upon the information provided; (ii) your agreement to promptly notify Cooley LLP and the Issuer of securities of any changes in information provided that occurs after the date you sign the questionnaire and prior to the applicable offering of securities; and (iii) your confirmation that the statements on Exhibit A are true and correct, to the best of your knowledge and belief after a reasonable investigation, as of the date you sign the questionnaire, as they pertain to you and to any entity that you control.1

Please return this Questionnaire to Cooley LLP, Attn: Christopher Gerry, by e-mail to cgerry@cooley.com. If you have any questions with respect to these matters, please contact Chris at cgerry@cooley.com or 617-937-2323.

The statements on Exhibit A are true and correct to the best of my knowledge, information and belief after a reasonable investigation as of the date below.

Date	(Signature)

(Printed Name)

Title (if applicable)

Address:

[1]	While the SEC has not provided specific guidance as to what they mean by “control” in this context, in other contexts the SEC has determined that control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

Exhibit A

1.	Criminal Convictions.

You have not been convicted, within ten years before the sale of the securities (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the SEC; or

•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

2.	Court Orders, Injunctions and Decrees.

Your are not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the sale of the securities, that, at the time of such sale, restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the SEC; or

•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

3.	Final Orders from Specified State or Federal Regulators.

You are not subject to a final order of a state securities commission (or an agency of officer of a state performing similar functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing similar functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that:

•	at the time of the sale of the securities, bars you from:

•	association with an entity regulated by such commission, authority, agency or officer;

•	engaging in the business of securities, insurance or banking; or

•	engaging in savings association or credit union activities; or

•	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the sale of the securities.

4.	SEC Disciplinary Orders.

You are not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that, at the time of the sale of the securities:

•	suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

•	places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or

•	bars you from being associated with any entity or from participating in the offering of any penny stock.

5.	SEC Cease and Desist Orders.

You are not subject to any order of the SEC, entered within five years before the sale of the securities, that, at the time of such sale, orders you to cease and desist from committing or causing a future violation of:

•	any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or

•	Section 5 of the Securities Act.

6.	Suspension or Expulsion from SRO Membership or Association with an SRO Member.

You have not been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

7.	SEC Refusal or Stop Order.

You have not filed (as a registrant or issuer), nor were you named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within five years before the sale of the securities, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of the sale of the securities, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

8.	U.S. Postal Service False Representation Orders.

You are not subject to a United States Postal Service false representation order entered within five years before the sale of the securities, nor are you, at the time of the sale of the securities, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

9.	Commission-based Solicitors.

You are not aware of any person or entity, other than any person or entity engaged directly by the issuer, entitled (directly or indirectly) to receive any remuneration in connection with this offering other than as identified by you in writing to the issuer’s outside corporate counsel within the 20 days prior to the consummation of the offering.

ZIOPHARM ONCOLOGY, INC.

CONFIDENTIAL Rule 506 Disqualification Event Questionnaire (“Entity”)

COMPLETED ON BEHALF OF: BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, On behalf of The University of Texas M.D. Anderson Cancer Center

This questionnaire is being furnished to you to obtain information in connection with a potential offering (the “Offering”) of securities under Rule 506 of the Securities Act of 1933 (the “Securities Act”). As used in this questionnaire, “you” refers to any entity on whose behalf you are responding.

Please review Exhibit A and confirm that you can make all of the statements on behalf of Entity. If you cannot make one or more of the statements, please contact us to provide details. If you have doubts regarding whether you can make all of the statements, please contact us.

By completing and signing this questionnaire, you also indicate that: (i) Cooley LLP and its clients may rely upon the information provided; (ii) you will notify Cooley LLP and the Issuer of securities of any changes in information provided that occurs after the date you sign the questionnaire and prior to the applicable offering of securities; and (iii) the statements on Exhibit A are true and correct, to the best of your knowledge and belief after a reasonable investigation, as of the date you sign the questionnaire.

Please return this Questionnaire to Cooley LLP, Attn: Christopher Gerry, by e-mail to cgerry@cooley.com. If you have any questions with respect to these matters, please contact Chris at cgerry@cooley.com or 617-937-2323.

The statements on Exhibit A are true and correct to the best of my knowledge, information and belief after a reasonable investigation as of the date below.

BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM
On behalf of The University of Texas M.D. Anderson Cancer Center

By:
Name:
Title:

Date:

Exhibit A

1.	Criminal Convictions.

You have not been convicted, within ten years before the sale of the securities (or five years, in the case of issuers, their predecessors and Affiliated Issuers), of any felony or misdemeanor:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the SEC; or

•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

2.	Court Orders, Injunctions and Decrees.

You are not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the sale of the securities, that, at the time of such sale, restrains or enjoins Entity from engaging or continuing to engage in any conduct or practice:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the SEC; or

•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

3.	Final Orders from Specified State or Federal Regulators.

You are not subject to a final order of a state securities commission (or an agency of officer of a state performing similar functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing similar functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that:

•	at the time of the sale of the securities, bars Entity from:

•	association with an entity regulated by such commission, authority, agency or officer;

•	engaging in the business of securities, insurance or banking; or

•	engaging in savings association or credit union activities; or

•	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the sale of the securities.

4.	SEC Disciplinary Orders.

You are not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that, at the time of the sale of the securities:

•	suspends or revokes Entity’s registration as a broker, dealer, municipal securities dealer or investment adviser;

•	places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or

•	bars Entity from being associated with any entity or from participating in the offering of any penny stock.

5.	SEC Cease and Desist Orders.

You are not subject to any order of the SEC, entered within five years before the sale of the securities, that, at the time of such sale, orders Entity to cease and desist from committing or causing a future violation of:

•	any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or

•	Section 5 of the Securities Act.

6.	Suspension or Expulsion from SRO Membership or Association with an SRO Member.

You have not been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

7.	SEC Refusal or Stop Order.

You have not filed (as a registrant or issuer), nor was Entity named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within five years before the sale of the securities, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of the sale of the securities, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

8.	U.S. Postal Service False Representation Orders

You are not subject to a United States Postal Service false representation order entered within five years before the sale of the securities, nor is Entity, at the time of the sale of the securities, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

9.	Affiliated Issuers

If you are controlled by any other entity or if any other entity is an affiliated issuer of the issuer conducting the Offering as a result of your voting power or beneficial ownership of the issuer conducting the Offering, then you can confirm that each such entity can also make the statements set forth in paragraphs 1 through 8 above.

[If You are the issuer in the offering, include the item below:]

10.	Other Issuer Covered Persons

Entity, the issuer in the offering, has distributed, collected, and thoroughly reviewed a “Rule 506 Disqualification Questionnaire” from each Other Issuer Covered Person (defined herein). With respect to securities of the issuer to be offered and sold in the offering, each of issuer’s predecessors (if any), affiliated issuers, directors, executive officers, other officers of the issuer participating in the offering, beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power, promoters (as that term is defined in Rule 405 under the Securities Act) (each, an “Other Issuer Covered Person” and, together, “Other Issuer Covered

Persons”) completed such questionnaire and confirmed that the statements on Exhibit A of such Other Issuer Covered Person’s questionnaire is true and correct as of the date such Other Issuer Covered Person signed the questionnaire. You have no reason to believe, nor has any fact or circumstance come to the attention of the Entity, that (i) any of the Other Issuer Covered Persons incorrectly completed their questionnaire or (ii) any of the Other Issuer Covered Persons will be unable to make the statements set forth in Exhibit A to their questionnaire prior to the offering of the securities.